UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2012 (May 4, 2012)

American Realty Capital New York Recovery REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54689	27-1065431
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices)
(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 4, 2012, American Realty Capital New York Recovery REIT, Inc. (the “Company”) closed the acquisition of the fee simple interest in three parcels of real estate located at 1100 Kings Highway in Brooklyn, New York. The Company acquired the property though an indirect wholly owned subsidiary of its operating partnership. The sellers of the property were 1100-1114 Kings Highway LLC, 2067-2073 Coney Island Avenue LLC and 2067-2073 Coney Island Avenue LLC. The sellers do not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The contract purchase price of the property was approximately $36.7 million, exclusive of closing costs. The Company funded the purchase price with (i) proceeds from its ongoing initial public offering in the amount of $8.2 million and (ii) a drawdown of $28.5 million on its senior unsecured revolving $40 million credit facility with Capital One, National Association. The Company may seek to obtain financing on the property post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, if at all.

The property contains 61,318 rentable square feet, including four retail spaces and one office space. The property is 100% leased to five tenants– The Dress Barn Inc. (a brand of Ascena Retail Group, Inc.) (NASDAQ: ASNA); which carries an investment grade rating as determined by major credit rating agencies; JPMorgan Chase Bank, NA., a subsidiary of JPMorgan Chase & Co. (NYSE: JPM), which carries an investment grade rating as determined by major credit rating agencies; Annie Sez (a brand of Big M, Inc.); DEJ Associates, Inc. (known as Special Touch Home Care Services, Inc.); and Home Décor on Coney Island Avenue, Ltd.

The following table provides, for each of the leases with the five major tenants, information relating to lease commencement and termination dates, rentable square footage and annualized rental income.

Tenant	Lease Commencement Date	Lease Termination Date	Approximate Rentable Square Footage	Annualized Rental Income (in thousands)	Rental Escalations	Renewal Options
JPMorgan Chase Bank, N.A.	June 2009	March 2025	6,385	$725	6% in the 6th lease year; 12.5% in the 11th lease year.	Three five-year options

The Dress Barn Inc.	January 2012	June 2022	14,200	$719	5.5% in the 6th lease year.	Two five-year options

Big M, Inc.	November 2008	January 2019	13,481	$459	10.0% in the 6th lease year.	Four five-year options

DEJ Associates, Inc.	October 2008	September 2018	18,000	$444	6.0% in the 3rd, 5th, 7th and 9th lease year.	None

Home Décor on Coney Island Avenue Ltd.	July 2009	June 2019	9,252	$172	Annual 2% escalations.	None

Item 9.01. Financial Statements and Exhibits.

(a)(4)	The audited and unaudited financial statements relating to the Kings Highway property described in Item 2.01, required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or July 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: May 9, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors